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                                                                     EXHIBIT 3.4
                                                                         [STAMP]


                          CERTIFICATE OF CORRECTION TO
                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                      HORNBECK-LEEVAC MARINE SERVICES, INC.



         HORNBECK-LEEVAC Marine Services. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                              DOES HEREBY CERTIFY:

         1. The name of the Corporation is HORNBECK-LEEVAC Marine Services. Inc.

         2. That a Certificate of Amendment of Incorporation was filed by the Secretary of State of Delaware on October 23, 2000, and that said Certificate of Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate of Amendment to be corrected is as follows: Article Eleven of the Certificate of Incorporation should have been amended to add a second paragraph rather than replace an existing paragraph.

         4. Paragraph "THIRD" of the Certificate of Amendment is corrected to read in its entirety as follows:

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended by adding a second paragraph to Article Eleven, so that, as amended, Article Eleven shall read in its entirety as follows:

                                 ARTICLE ELEVEN

                           The affirmative vote or consent of the holders of not
                  less than 66-2/3% of each class of the outstanding stock of the Corporation entitled to vote in elections of directors of the Corporation is required to approve or authorize any (i) merger or consolidation of the Corporation with any other corporation or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person, or entity; or (iii) the liquidation of the Corporation.

                           Any action required or permitted to be taken by
                  stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by consent in writing by such stockholders.



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                           IN WITNESS WHEREOF, HORNBECK-LEEVAC Marine Services,
                  Inc., has caused this certificate to be signed by Todd M. Hornbeck. President, this 13th day of November, 2000.

                                       HORNBECK-LEEVAC MARINE SERVICES, INC.


                                       By: /s/ TODD M. HORNBECK
                                          --------------------------------------
                                          Todd M. Hornbeck, President



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